UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2023

BUNGE LIMITED

(Exact Name of Registrant as Specified in Its Charter)

Bermuda (State or Other Jurisdiction of Incorporation)	001-16625 (Commission File Number)	98-0231912 (IRS Employer Identification No.)

1391 Timberlake Manor Parkway Chesterfield, MO (Address of Principal Executive Offices)	63017 (Zip Code)

(314) 292-2000 (Registrant’s Telephone Number, Including Area Code)

Not Applicable (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, $0.01 par value per share	BG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Business Combination Agreement

Sellers. On June 13, 2023, Bunge Limited, an exempted company limited by shares incorporated under the laws of Bermuda (“Bunge”) entered into a Business Combination Agreement (the “Business Combination Agreement”) with:

•	Viterra Limited, a private company limited by shares incorporated under the laws of Jersey (“Viterra”);

•	Danelo Limited, a company incorporated in Jersey with registration number 119668 (“Glencore”);

•	CPPIB Monroe Canada, Inc., a company incorporated in Canada with registration number 968142-6 (“CPPIB”);

•	Venus Investment Limited Partnership, a limited partnership formed under the laws of the Province of Manitoba, Canada (“BCI”); and

•	Ocorian Limited, a company incorporated in Jersey in its capacity as trustee of the Viterra Employee Benefit Trust, a trust for the benefit of certain current and former service providers of Viterra (collectively with Glencore, CPPIB and BCI, the “Sellers” and each individually, a “Seller”).

Capitalized terms used but not defined in this Current Report on Form 8-K shall have the respective meanings ascribed to such terms in the Business Combination Agreement.

The Transactions. The Business Combination Agreement provides for, among other things:

•	Bunge’s acquisition of all of the issued and outstanding shares of Viterra from the Sellers (the “Acquisition”); and

•	The issuance of approximately 65.6 million common shares, par value $0.01 per share, of Bunge (“Bunge Shares”) to the Sellers as a portion of the consideration in the Acquisition (the “Share Issuance” and, collectively with the Acquisition, the “Transactions”).

Transaction Consideration. Upon or substantially concurrently with the consummation of the Acquisition (“Closing”), Bunge estimates that it will issue approximately 65.6 million Bunge Shares, with an aggregate value of approximately $6.2 billion, and pay aggregate cash consideration of approximately $2.0 billion (together, the “Transaction Consideration”) to the Sellers for 100% of the outstanding equity of Viterra. Upon completion of the Transactions, the Sellers are expected to own approximately 30% of the combined company on a fully diluted basis (before giving effect to any future share repurchases by Bunge).

Bunge expects to fund approximately 25% of the Transaction Consideration with a combination of cash on hand and new debt financings. Bunge has also secured a $7.0 billion financing commitment from Sumitomo Mitsui Banking Corporation.

Authorization, Closing and Closing Conditions. The Business Combination Agreement and the Transactions were approved by the boards of directors and other approving parties of Bunge, Viterra and the Sellers, as applicable. The Transactions are expected to be consummated after obtaining Bunge Shareholder Approval (as defined below) and the satisfaction or waiver, as applicable, of certain other customary closing conditions, including receipt of the Required Regulatory Approvals (as defined below). Assuming the satisfaction or waiver, as applicable, of the conditions set forth in the Business Combination Agreement, Bunge expects the Acquisition to close in mid-2024.

The Closing of the Acquisition is subject to various usual and customary conditions, including:

•	the approval of the Share Issuance by a majority of the Bunge Shares voted at the applicable meeting of Bunge shareholders (the “Bunge Shareholder Approval”);

•	the expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and certain other requisite consents, clearances, authorizations and approvals pursuant to various antitrust and foreign investment laws (the “Required Regulatory Approvals”); and

•	the absence, since the date of the Business Combination Agreement, of a Viterra Material Adverse Effect (as defined in the Business Combination Agreement).

Following the signing of the Business Combination Agreement, no additional shareholder or other internal approval is needed from any Seller or Viterra to consummate the Transactions.

Exclusivity; Competing Transaction Proposals. The Business Combination Agreement provides that Bunge will not, among other things, solicit any Competing Transaction Proposal (as defined in the Business Combination Agreement) or engage in discussions or negotiations with any third party with respect thereto, or enter into any agreement or commitment providing for any Competing Transaction Proposal, as further described in the Business Combination Agreement.

Notwithstanding these limitations, prior to obtaining Bunge Shareholder Approval, Bunge may furnish nonpublic information to a person making a Competing Transaction Proposal and engage in discussions and negotiate with such person concerning a Competing Transaction Proposal, subject to certain conditions, including receipt of a superior proposal, as further described in the Business Combination Agreement.

Termination; Outside Date. The Business Combination Agreement may be terminated by mutual written consent of the parties. The Business Combination Agreement also contains certain customary termination rights, including the rights of either party, subject to certain limitations and conditions, to terminate the Business Combination Agreement if the Transactions are not consummated by June 13, 2024 (the “Initial Outside Date”). The Initial Outside Date will automatically be extended up to two times, each for a period of three months, due to failure to obtain Required Regulatory Approvals (the “Initial Extension Period”). Each of Glencore, CPPIB and BCI, acting collectively, on the one hand, and Bunge, on the other hand, may further extend the Outside Date up to two additional times, each for a period of three months, due to failure to obtain Required Regulatory Approvals. If the Business Combination Agreement is terminated in connection with certain circumstances relating to the failure to obtain certain antitrust and competition clearances that are conditions to Closing, Bunge would be obligated to pay to Sellers a fee of $400 million in the aggregate.

The foregoing description of the Business Combination Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Business Combination Agreement, a copy of which is attached as Exhibit 2.1 hereto, and the terms of which are incorporated herein by reference.

Shareholder Agreements

Subject to and effective upon consummation of the Acquisition, Bunge and each of Glencore and CPPIB will execute Shareholder Agreements (each, a “Shareholder’s Agreement” and collectively, the “Shareholder Agreements”). Each Shareholder’s Agreement provides each of Glencore and CPPIB the right to designate:

•	two persons to be nominated for election to the board of directors of Bunge (“Bunge Board”), as long as such Seller maintains beneficial ownership of at least 10% of the Bunge Shares; and

•	one person to be nominated for election to the Bunge Board, as long as such Seller maintains beneficial ownership of at least 5% of the Bunge Shares.

Such nomination rights cease to exist below 5% ownership.

Each Shareholder’s Agreement provides that Bunge shall use commercially reasonable efforts to take all Necessary Action (as defined in the Shareholder Agreements) to cause each of the shareholder nominees to be nominated for election to the Bunge Board and to recommend their election to the shareholders of Bunge.

In addition, each Shareholder’s Agreement imposes:

•	certain customary lockup obligations, with certain exceptions, on each of Glencore and CPPIB for a period of one year following the Closing;

•	certain non-solicitation and non-compete obligations, with certain exceptions, on each of Glencore and CPPIB, until the later of (i) three years following the closing of the Acquisition and (ii) six months following the date such Seller no longer has a director serving on the Bunge Board;

•	a customary “standstill” until the applicable Seller ceases to beneficially own at least 7% of all issued and outstanding Bunge Shares; and

•	certain mutually agreed voting commitments in support of recommendations of the Bunge Board.

The foregoing description of the Shareholder Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Glencore Shareholder’s Agreement and the form of CPPIB Shareholder’s Agreement, copies of which are attached as Exhibits A and B to the Business Combination Agreement, respectively and the terms of which are incorporated herein by reference.

Registration Rights Agreement

Subject to and effective upon consummation of the Acquisition, Bunge and each of Glencore, CPPIB and BCI will execute a Registration Rights Agreement (the “Registration Rights Agreement”). The Registration Rights Agreement provides certain usual and customary registration rights to Glencore, CPPIB and BCI, including:

•	a shelf registration statement filing with respect to the registrable securities under the Registration Rights Agreement within 30 days of the Closing;

•	demand registration rights for underwritten offerings or block trades up to four times in any 12-month period, so long as the total offering price is reasonably expected to exceed $100 million (or in the case of a block trade, if all remaining registrable securities held by the demanding Holder (as defined in the Registration Rights Agreement) are included in the offering); and

•	customary “demand” and “piggyback” registration rights.

Bunge will be responsible for certain customary expenses relating to such registrations and will indemnify the Holder against certain customary liabilities.

The Registration Rights Agreement terminates on the seventh anniversary of the date of the agreement or, with respect to any holder, once such holder no longer holds registrable securities, whichever is earlier.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Registration Rights Agreement, a copy of which is attached as Exhibit C to the Business Combination Agreement, and the terms of which are incorporated herein by reference.

BCI Lock-up Agreement

Subject to and effective upon consummation of the Acquisition, Bunge and BCI will execute a Lock-up Agreement (the “BCI Lock-up Agreement”). The BCI Lock-up Agreement provides that, subject to specified exceptions, BCI will not transfer their Bunge Shares during the six month period following the Closing.

The foregoing description of the BCI Lock-up Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the form of BCI Lock-up Agreement, a copy of which is attached as Exhibit G to the Business Combination Agreement, and the terms of which are incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Item 8.01 Other Events.

On June 12, 2023, the Bunge Board approved the expansion of the existing program for the repurchase of Bunge’s common shares. Approximately $300 million of Bunge Shares remained available under the existing program and the Bunge Board approved the expansion of the program by an additional $1.7 billion, for an aggregate purchase price of $2.0 billion. The program continues to have an indefinite term. The repurchases may be made from time to time through a variety of means, including in the open market, in privately negotiated transactions or through other means as determined by Bunge, and in compliance with applicable legal requirements. The timing and number of shares repurchased will depend on a variety of factors, including share price and market conditions, and the program may be suspended or discontinued at any time.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains certain forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995, including those relating to the products and services described herein and to business performance in fiscal 2023 and beyond, including our projections for revenue, organic growth, bookings growth, and adjusted EBITDA, our expectations regarding the size of our addressable market, and our plans for growth and improvement in profitability and cash flow. You can identify these statements by the use of the words “may,” “will,” “could,” “should,” “would,” “plans,” “expects,” “anticipates,” “continue,” “estimate,” “project,” “intend,” “likely,” “forecast,” “probable,” “potential,” and similar expressions. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected or anticipated. Such risks and uncertainties include, but are not limited to, (1) the inability to consummate the transaction within the anticipated time period, or at all, due to any reason, including the failure to obtain shareholder approval to issue common shares, par value $0.01 per share, of Bunge in connection with the Acquisition, the failure to obtain required regulatory approvals or the failure to satisfy the other conditions to the consummation of the Acquisition; (2) the risk that the Business Combination Agreement may be terminated in circumstances requiring Bunge to pay a termination fee; (3) the risk that the Acquisition disrupts Bunge’s current business and financing plans and operations or diverts management’s attention from its ongoing business; (4) the effect of the announcement of the Acquisition on Bunge’s ability to retain and hire key personnel and maintain relationships with its customers, suppliers and others with whom it does business; (5) the effect of the announcement of the Acquisition on Bunge’s operating results and business generally; (6) the amount of costs, fees and expenses related to the Acquisition; (7) the risk that Bunge’s stock price may decline significantly if the Acquisition is not consummated; (8) the nature, cost and outcome of any litigation and other legal proceedings, including any such proceedings related to the Acquisition and instituted against Bunge and others; (9) the risk that the businesses will not be integrated successfully or that the combined company will not realize expected benefits, cost savings, accretion, synergies and/or growth, or that such benefits may take longer to realize than expected; (10) other factors that could affect Bunge’s business such as, without limitations, the effects of weather conditions and the impact of crop and animal disease on Bunge’s business, the impact of global and regional economic, agricultural, financial and commodities market, political, social and health conditions, changes in government policies and laws affecting Bunge’s business, including agricultural and trade policies, financial markets regulation and environmental, tax and biofuels regulation, the impact of industry conditions, including fluctuations in supply, demand and prices for agricultural commodities and other raw materials and products that Bunge sells and uses in its business, fluctuations in energy and freight costs and competitive developments in its industries, and operational risks, including industrial accidents, natural disasters, pandemics or epidemics and cybersecurity incidents; and (11) other risks to consummation of the proposed Acquisition.

These risks and uncertainties also include such additional risk factors as are discussed in Bunge’s filings with the SEC, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and its subsequent filings and quarterly reports. Bunge cautions readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Bunge undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made.

Additional Information about the Acquisition and Where to Find It

This communication is being made in respect of the proposed transaction involving Bunge, Viterra and the Sellers parties thereto. A meeting of the shareholders of Bunge will be announced as promptly as practicable to seek shareholder approval in connection with the proposed transaction. Bunge expects to file with the SEC a proxy statement and other relevant documents in connection with the proposed transaction. The definitive proxy statement will be sent or given to the shareholders of Bunge and will contain important information about the proposed transaction and related matters. INVESTORS AND SHAREHOLDERS OF BUNGE ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT MATERIALS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT BUNGE AND THE PROPOSED TRANSACTION. Investors may obtain a free copy of these materials (when they are available) and other documents filed by Bunge with the SEC at the SEC’s website at www.sec.gov.

Participants in the Solicitation

Bunge and certain of its directors, executive officers and other members of management and employees may be deemed to be participants in soliciting proxies from its shareholders in connection with the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of Bunge’s shareholders in connection with the proposed transaction will be set forth in Bunge’s definitive proxy statement for its shareholder meeting at which the proposed transaction will be submitted for approval by Bunge’s shareholders. You may also find additional information about Bunge’s directors and executive officers in Bunge’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, which was filed with the SEC on February 24, 2023, Bunge’s Definitive Proxy Statement for its 2023 annual meeting of shareholders, which was filed with the SEC on March 31, 2023 and in subsequently filed Current Reports on Form 8-K and Quarterly Reports on Form 10-Q.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

2.1+	Business Combination Agreement, dated as of June 13, 2023, by and among Bunge Limited, Viterra Limited, and the Sellers listed therein.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

+	Exhibits marked with a (+) exclude certain portions of the exhibit pursuant to Item 601(b)(10)(iv) of Regulation S-K. A copy of the omitted portions will be furnished to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUNGE LIMITED

Date: June 14, 2023	By:	/s/ Lisa Ware-Alexander
Lisa Ware-Alexander
Secretary